Exhibit 99.1

  PERMA-FIX SCHEDULES SECOND QUARTER 2006 EARNINGS RELEASE AND CONFERENCE CALL

ATLANTA, July 21 /PRNewswire-FirstCall/ -- Perma-Fix Environmental Services, Inc. (Nasdaq: PESI) (BSE: PESI) (Germany: PES.BE) today announced that it will release its second quarter fiscal 2006 financial results the morning of Tuesday, August 1, 2006.

In conjunction with the Company's second quarter earnings release, the company will host a conference call at 11:00 a.m. ET on Tuesday, August 1, 2006. The call will be available on the Company's website at http://www.perma-fix.com , or by calling (877) 407-0782 for U.S. callers, or (201) 689-8567 for international callers. The conference call will be led by Dr. Louis F. Centofanti, Chairman and CEO, and Steven Baughman, Vice President and Chief Financial Officer, of Perma-Fix Environmental Services, Inc.

A webcast will also be archived on the Company's website and a telephone replay of the call will be available approximately one hour following the call, through midnight August 8, 2006, and can be accessed by calling: (877) 660-6853 (U.S. callers) or (201) 612-7415 (international callers) and entering account number 286, and conference ID 209131.

Perma-Fix Environmental Services, Inc. is a national environmental services company, providing unique mixed waste and industrial waste management services. The Company has increased its focus on the nuclear services segment, which provides radioactive and mixed waste treatment services to hospitals, research laboratories and institutions, numerous federal agencies, including DOE and the U.S. Department of Defense, and nuclear utilities. The industrial services segment provides hazardous and non-hazardous waste treatment services for a diverse group of customers, including Fortune 500 companies, numerous federal, state and local agencies and thousands of smaller clients. The Company operates nine major waste treatment facilities across the country.

     Please visit us on the World Wide Web at http://www.perma-fix.com .

SOURCE  Perma-Fix Environmental Services, Inc.
    -0-                             07/21/2006
    /CONTACT: Dr. Louis F. Centofanti, Chairman and CEO, Perma-Fix Environmental Services, Inc., +1-770-587-5155; or David K. Waldman (US Investor Relations), Crescendo Communications, LLC, +1-212-671-1020, ext. 101; or Herbert Strauss (European Investor Relations), +011-43-316-296-316, or herbert@eu-ir.com; or Stephanie Stern (Media), Stern & Co., +1-212-888-0044, all for Perma-Fix Environmental Services/
    /Web site:  http://www.perma-fix.com /